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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        --------------------------------

                                    FORM 8-K
                        --------------------------------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 30, 2005

                             -----------------------

                                 CRYOLIFE, INC.
             (Exact name of registrant as specified in its charter)
                            -------------------------

                FLORIDA                                 1-13165                              59-2417093
     (State or Other Jurisdiction              (Commission File Number)                     (IRS Employer
           of Incorporation)                                                             Identification No.)

              1655 ROBERTS BOULEVARD, N.W., KENNESAW, GEORGIA 30144
               (Address of principal executive office) (zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 419-3355

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

                            -------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

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


SECTION 1.  REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

GERALD B. SEERY IS APPOINTED SENIOR VICE PRESIDENT OF SALES AND MARKETING.

     Cryolife, Inc. ("Cryolife") has appointed Gerald B. Seery to the newly created position of Senior Vice President of Sales and Marketing, effective October 1, 2005. Mr. Seery joined CryoLife in 1993 and has held several positions with the Company including Marketing Manager for vascular tissues, Director of Marketing, Vice President of Marketing, and President of the Aurazyme subsidiary. Mr. Seery had been President of CryoLife Europa, based in the U.K., for three years before his return to the United States. On July 1, 2005, Cryolife appointed him Vice President of International Operations.

     Mr. Seery is a graduate of The Catholic University of America and has an MBA from Columbia University. Mr. Seery reports to Steven G. Anderson, President and CEO of CryoLife, Inc.

     Effective October 1, 2005, Mr. Seery receives a base salary of $250,000. In addition, he will receive a percentage of any net increase in CryoLife's revenues during the last quarter of 2005 as compared to the last quarter of 2004. Mr. Seery does not have a written employment agreement with Cryolife. However, his employment requires a 30-day notice of termination.

THE COMPANY'S COMPENSATION COMMITTEE APPROVES ACCELERATED VESTING OF CERTAIN OPTIONS.

     On September 30, 2005, CryoLife's Compensation Committee, composed entirely of independent directors, approved the acceleration of vesting of unvested and "out-of-the-money" options previously awarded to employees, including executive officers, with option exercise prices greater than $6.97 effective as of September 30, 2005. Options held by non-employee directors are fully vested. The accelerated vesting covered options to acquire an aggregate of 166,925 shares, at exercise prices ranging from $7.06 to $31.99.

Options held by the following individuals, who were named in the Company's most recent proxy statement as the most highly paid officers in 2004, were accelerated as shown:

               Name                             Principal Position                   Number of Options Accelerated
               ----                             ------------------                   -----------------------------
Steven G. Anderson                  Chairman of the Board, President                              82,693
                                        and Chief Executive Officer

David Ashley Lee                    Executive Vice President, Chief                               10,822
                                        Operating Officer and Chief
                                        Financial Officer

Albert E. Heacox, Ph.D.             Senior Vice President, Research                                4,000
                                        and Development

David M. Fronk                      Vice President, Regulatory Affairs                             9,684
                                        and Quality Assurance


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


The decision to accelerate vesting of these underwater stock options was made primarily to avoid recognizing compensation cost in the Consolidated Statement of Operations in future financial statements upon the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"), which, when effective, will require all share-based payments to employees, including grants of employee stock options to be recognized on the Company's financial statements based on their fair values. SFAS 123R has been adopted by the Company beginning October 1, 2005.

SECTION 2   FINANCIAL INFORMATION.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF- BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

     On September 30, 2005, the Company borrowed approximately $3.5 million under its credit agreement with Wells Fargo Foothill, Inc., to fund a portion of its payment obligations under the settlement of the securities class action lawsuit. The Company described the terms of the settlement in its Form 8-K, dated and filed on July 28, 2005, which is incorporated herein by reference.

     The Company reported the terms of the credit agreement in its Form 8-K dated February 8, 2005 and filed on February 11, 2005. The Company reported an amendment to the revolving credit agreement on its Form 8-K dated September 27, 2005 and filed on September 28, 2005. The Company incorporates herein by reference the information set forth in Item 2.03 of these two Form 8-Ks. Under the credit agreement, the Company's interest rate on this borrowing is currently 7.75% per annum.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CRYOLIFE, INC.



Date:  October 3, 2005                 By:  /s/ D. A. Lee
                                          ------------------------------------
                                          Name:  D. Ashley Lee
                                          Title: Executive Vice President, Chief
                                                 Operating Officer and Chief
                                                 Financial Officer

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